                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                             YEAR ENDED DECEMBER 31,


                                            1997            1996            1995            1994           1993           1992
                                        -----------     -----------     -----------     -----------    -----------    -----------
DILUTED:
Net income                              $41,250,251     $23,582,399     $14,890,698     $14,367,075    $11,651,641    $ 6,016,782

Dilutive proforma reduction in
interest expense                               --              --              --              --             --           17,540
                                        -----------     -----------     -----------     -----------    -----------    -----------

Proforma net income                     $41,250,251     $23,582,399     $14,890,698     $14,367,075    $11,651,641    $ 6,034,322
                                        ===========     ===========     ===========     ===========    ===========    ===========

Weighted average number of
shares of common stock
outstanding
                                         26,130,269      25,471,907      24,750,184      24,506,354     20,025,000     14,187,118

Net effect of dilutive stock
options--based on the treasury
stock method using average
market price
                                          3,138,578       2,303,427         854,918         885,194        792,350      3,303,852
                                        -----------     -----------     -----------     -----------    -----------    -----------

Total weighted average number
of shares of common stock and
common stock equivalents
outstanding
                                         29,268,847      27,775,334      25,605,102      25,391,548     20,817,350     17,490,970
                                        ===========     ===========     ===========     ===========    ===========    ===========

Net income per common share             $      1.41     $       .85     $       .58     $       .57    $       .56    $       .34

BASIC:
Net income                              $41,250,251     $23,582,399     $14,890,698     $14,367,075    $11,651,641    $ 6,016,782

Dilutive proforma reduction in
interest expense                               --              --              --              --             --           17,540
                                        -----------     -----------     -----------     -----------    -----------    -----------
Proforma net income                     $41,250,251     $23,582,399     $14,890,698     $14,367,075    $11,651,641    $ 6,034,322
                                        ===========     ===========     ===========     ===========    ===========    ===========

Weighted average number of
shares of common stock
outstanding
                                         26,130,269      25,471,907      24,750,184      24,506,354     20,025,000     14,187,118
                                        ===========     ===========     ===========     ===========    ===========    ===========


Net income per common share             $      1.58     $       .93     $       .60     $       .59    $       .58    $       .43
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